Exhibit 21.1

ESAB Corporation

Subsidiaries of the Registrant

Entity Name	Country
Conarco Alambres y Soldaduras SA	Argentina
ESAB Argentina SA	Argentina
Margarita SA	Argentina
Cigweld Pty Ltd.	Australia
Victor Technologies Australia Pty Ltd.	Australia
ESAB Gesellschaft m.b.H.	Austria
NV E.S.A.B.	Belgium
Exelvia (Bermuda) Limited	Bermuda
Condor Equipamentos Industriais Ltda	Brazil
ESAB Industria e Comercio Ltda	Brazil
Exelvia Holding Limitada	Brazil
Fabrica Maineira de Electrodos e Soldas Denver SA	Brazil
Thermadyne Victor Ltda.	Brazil
ESAB Bulgaria EAD	Bulgaria
Canadian Cylinder Company Ltd.	Canada
ESAB Group Canada Inc.	Canada
Victor Technologies Canada Ltd.	Canada
Thermadyne Brazil Holdings Ltd.	Cayman Islands
Thermadyne South America Holdings Ltd.	Cayman Islands
ESAB SeAH Welding Products (Yantai) Co. Limited	China
ESAB Welding & Cutting Products (Shanghai) Management Company Limited	China
ESAB Welding Products (Jiangsu) Co Limited	China
GCE Gas Control Equipment (Shanghai) Co., Ltd.	China
GCE Gas Control Equipment Co., Ltd.	China
GCE Technology (Shanghai) Co. Ltd.	China
Jinan Red Hawk International Trading Co., Ltd.	China
TBI Shandong Industries Co., Ltd.	China
Soldaduras West Arco S.A.S.	Colombia
Agridzaar Limited	Cyprus
Evrador Trading Limited	Cyprus
Exelvia Cyprus Limited	Cyprus
ESAB CZ, s.r.o. člen koncernu	Czech Republic
ESAB VAMBERK, s.r.o., člen koncernu	Czech Republic
GCE, s.r.o.	Czech Republic
TBI Industries s.r.o.	Czech Republic
ESAB ApS	Denmark
Oy ESAB	Finland
ESAB France SAS	France
GCE S.A.S.	France
Arc Machines GmbH	Germany
ESAB Service GmbH	Germany
ESAB Welding & Cutting GmbH	Germany
GCE GmbH	Germany
HE Deutschland Holdings GmbH	Germany
HKS-Prozesstechnik GmbH	Germany

TBI Industries GmbH	Germany
ESAB Kft.	Hungary
ESAB-Mor Welding Kft	Hungary
GCE Hungaria Kft.	Hungary
ESAB India Limited	India
EWAC Alloys Limited	India
GCE India Private Ltd.	India
PT Esabindo Pratama	Indonesia
PT Karya Yasantara Cakti	Indonesia
PT Victor Teknologi Indonesia	Indonesia
Colfax Fluid Handling Finance Limited	Ireland
ESAB Group (Ireland) Limited	Ireland
ESAB Saldatura SpA	Italy
GCE Mujelli S.p.A.	Italy
Thermal Dynamics Europe Srl	Italy
Charter International Limited	Jersey
Colfax Jersey Finance Limited	Jersey
ESAB Kazakhstan LLC	Kazakhstan
ESAB SeAH Corporation	Korea, Republic Of
Charter Finance S.a.r.l.	Luxembourg
Victor Technologies Asia SDN BHD	Malaysia
Comercializadora Thermadyne S. de R.L. de C.V.	Mexico
ESAB Mexico SA de CV	Mexico
ESAB Mexico Services SA de CV	Mexico
GCE Gas Control Equipment S.A. de C.V.	Mexico
Thermadyne de Mexico S.A. de C.V.	Mexico
Victor Equipment de Mexico S.A. de C.V.	Mexico
CLFX Sweden CV	Netherlands
ESAB Nederland B.V.	Netherlands
Exelvia Group India BV	Netherlands
Exelvia Holdings BV	Netherlands
Exelvia International Holdings BV	Netherlands
Exelvia Netherlands BV	Netherlands
AS ESAB	Norway
ESAB CentroAmerica SA	Panama
GCE Latin America SA	Panama
Soldex S.A.	Peru
ESAB Polska Sp. z.o.o.	Poland
ESAB Sp. z.o.o.	Poland
GCE Sp. z.o.o.	Poland
OZAS-ESAB Sp. z o.o.	Poland
ESAB Comercio e Industria de Soldadura Lda	Portugal
GCE Portugal Unipessoal LDA	Portugal
Weldnote LDA	Portugal
ESAB Romania Trading SRL	Romania
GCE Romania s.r.l.	Romania
ESAB Limited Liability Company	Russian Federation
GCE Krass LLC	Russian Federation
Oxiprof LLC	Russian Federation
ESAB SAUDI TRADING COMPANY	Saudi Arabia
ESAB Asia/Pacific Pte.Ltd.	Singapore

ESAB Slovakia sro	Slovakia
ESAB Iberica, S.A.U.	Spain
Gas Control Equipment Iberica S.L.	Spain
Soldacentro SA	Spain
Soldasur SA	Spain
ESAB AB	Sweden
ESAB GCE Holdings AB	Sweden
ESAB Sweden Holdings AB	Sweden
GCE Group AB	Sweden
GCE Norden AB	Sweden
ESAB Europe GmbH	Switzerland
HTP Beteiligungs AG	Switzerland
ESAB Limited (Thailand)	Thailand
SIAM ESAB Welding & Cutting Limited	Thailand
ESAB Ukraine LLC	Ukraine
ESAB Middle East FZE	United Arab Emirates
ESAB Middle East LLC	United Arab Emirates
Airgare Limited	United Kingdom
CAST Limited	United Kingdom
CAST Resources Limited	United Kingdom
Central Mining Finance Limited	United Kingdom
Charter Central Finance Limited	United Kingdom
Charter Central Services Limited	United Kingdom
Charter Consolidated Holdings Limited	United Kingdom
Charter Consolidated Limited	United Kingdom
Charter Limited	United Kingdom
Charter Overseas Holdings Limited	United Kingdom
Charter Pension Trustee Limited	United Kingdom
Colfax UK Finance Limited	United Kingdom
Colfax UK Holdings Limited	United Kingdom
ESAB Group (UK) Limited	United Kingdom
ESAB Group Russia Limited	United Kingdom
ESAB Holdings Limited	United Kingdom
ESAB Pensions Limited	United Kingdom
Exelvia Company	United Kingdom
Exelvia Investments Limited	United Kingdom
Exelvia Properties Limited	United Kingdom
Gas Control Equipment Limited	United Kingdom
Gas-Arc Group Limited	United Kingdom
H UK Engineering Limited	United Kingdom
Hobart Place Investments Limited	United Kingdom
The British South Africa Company	United Kingdom
The Central Mining & Investment Corporation Limited	United Kingdom
Victor Technologies Partnership LLP	United Kingdom
EMSA Holdings Inc.	United States
ESAB Corporation	United States
ESAB Finance Holdings LLC	United States
ESAB International Holdings LLC	United States
GCE Gas Control Equipment, Inc.	United States
Howden North America Inc.	United States
Imo Holdings, Inc.	United States

Imo Industries Inc.	United States
MT FOREIGN HOLDINGS, INC.	United States
Shawebone Holdings Inc.	United States
Soldex Holdings I LLC	United States
The ESAB Group Inc.	United States
Victor Equipment Company	United States
Victor Technologies Group, Inc.	United States
Victor Technologies Holdings, Inc.	United States
Victor Technologies International, Inc.	United States
Warren Pumps LLC	United States
Welding & Cutting Products LLC	United States

4